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                                                        CONTACT:  Kurt Amundson
                                     Vice President and Chief Financial Officer
                                         Metra Biosystems, Inc.  (415) 903-9100

FOR IMMEDIATE RELEASE               THIS PRESS RELEASE CONTAINS FORWARD-LOOKING
                                    STATEMENTS.  SEE THE END OF THIS PRESS
                                    RELEASE FOR  MORE INFORMATION.


             METRA BIOSYSTEMS, INC. AMENDS SHAREHOLDER RIGHTS PLAN

MOUNTAIN VIEW, CA -- JANUARY 21, 1997 --Metra Biosystems, Inc. (Nasdaq: MTRA) announced today an amendment to its shareholder rights plan raising the percentage ownership to 20% that any entity could accumulate without triggering the shareholder rights plan. Previous to this change the trigger was 15%.

"Upon the advice of our legal and financial advisors, and upon analysis of the Company's institutional shareholder base, the Board of Directors of Metra concluded that this change was in the best interests of Metra and its shareholders," stated George Dunbar, president and chief executive officer.

Metra Biosystems, Inc. is a leader in developing and commercializing diagnostic products for the detection and management of metabolic bone diseases and disorders. The Company's strategy is to offer a portfolio of diagnostic products that will provide physicians with comprehensive clinical information regarding the metabolism of bone and other connective tissues. The Company has developed and is currently marketing for either research use or clinical use: two immunodiagnostic tests to assess bone resorption; two immunodiagnostic tests to assess bone formation and one immunodiagnostic test to assess bone growth disorders. In addition, the Company is developing a portable ultrasound device designed to assess bone fragility and biochemical markers to detect cartilage disorders.

THE MATTERS CONTAINED IN THIS NEWS RELEASE, EXCEPT FOR THE HISTORICAL INFORMATION SET FORTH HEREIN, ARE FORWARD-LOOKING STATEMENTS THAT ARE DEPENDENT ON CERTAIN RISKS AND UNCERTAINTIES INCLUDING SUCH FACTORS, AMONG OTHERS, AS THE UNCERTAINTY OF MARKET ACCEPTANCE FOR BIOCHEMICAL MARKERS, METRA'S DEPENDENCE UPON INTERNATIONAL SALES, THE UNCERTAINTY OF INTERNATIONAL REGULATIONS, METRA'S RELIANCE UPON COLLABORATIVE RELATIONSHIPS, THE UNCERTAINTY OF ULTRASOUND TECHNOLOGY DEVELOPMENT, COMPETITION AND REGULATION AND THE OTHER RISK FACTORS LISTED IN THE COMPANY'S PROSPECTUS DATED APRIL 23, 1996, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR

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ENDED JUNE 30, 1996, AND IN THE COMPANY'S PERIODIC REPORTS ON FORM 10-Q AND
IN OTHER FILINGS WITH THE SEC.

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